UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2010
___________

BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)
16217 North May Avenue Edmond, OK (Address of principal executive offices)		73013 (Zip code)
(405) 242-4444 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement

On February 9, 2010, Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa”), executed a waiver letter under that certain Credit Agreement, dated September 17, 2009, by and among Bronco Drilling Company, Inc. (the “Company”), certain subsidiaries thereof, and Inbursa (the “Credit Agreement”).  The waiver letter waives the Company’s compliance with the maximum Total Leverage Ratio (as defined in the Credit Agreement) covenant set forth in Section 6.15 of the Credit Agreement through the quarter ended June 30, 2010, as well as any default or event of default that may result from noncompliance with such covenant through such period.  The maximum Total Leverage Ratio  covenant requires the Company to maintain a ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization for any four consecutive fiscal quarters of not less than 3.5 to 1.0.

The descriptions of the waiver letter and the Credit Agreement set forth herein are a summary, are not complete and are qualified in their entirety by reference to the full text of such documents. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 23, 2009.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit
10.1	Waiver Letter, dated February 9, 2010, by and between Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: February 12, 2010	By: /s/ MATTHEW S. PORTER Matthew S. Porter Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1	Waiver Letter, dated February 9, 2010, by and between Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa